UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2013

Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 2300,

Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)

(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 8.01.	Other Items.

On June 17, 2013, Whiting Petroleum Corporation (the “Company”) issued a press release announcing that it is exercising its right to mandatorily convert the outstanding shares of the Company’s 6.25% convertible perpetual preferred stock, $0.001 par value (the “Preferred Stock”) into shares of the Company’s common stock, $0.001 par value (the “Common Stock”) effective as of 5:00 p.m. Eastern Time on June 27, 2013. Each share of Preferred Stock has a liquidation preference of $100.00 per share and converts into shares of Common Stock based on the current conversion price of $21.70815, which equates to approximately 4.6066 shares of Common Stock for each share of Preferred Stock. If fractional shares result from the mandatory conversion, Whiting will make a cash payment based on the closing sale price of the Common Stock on June 25, 2013. As of June 14, 2013 there were 172,129 shares of Preferred Stock outstanding, which the Company expects to convert into approximately 792,900 shares of Common Stock. A copy of the related press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

(99.1)	Press Release of Whiting Petroleum Corporation dated June 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

Date: June 17, 2013	By:	/s/ James J. Volker
James J. Volker
Chairman and Chief Executive Officer

WHITING PETROLEUM CORPORATION

FORM 8-K

EXHIBIT INDEX

Exhibit Number	Description

(99.1)	Press Release of Whiting Petroleum Corporation dated June 17, 2013.